Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-265951) of Bain Capital Specialty Finance, Inc. of our report dated February 27, 2024 relating to the financial statements of International Senior Loan Program, LLC which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
February 27, 2025